Exhibit 99

Contacts:
Media	Investor Relations
Robert C. Ferris	Elena Doom
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	elena.doom@honeywell.com

HONEYWELL NAMES TIM MAHONEY PRESIDENT AND CEO OF HONEYWELL AEROSPACE

          MORRIS TOWNSHIP, N.J., September 3, 2009 — Honeywell (NYSE: HON) today announced that Tim Mahoney has been named President and CEO of its $11 billion Aerospace business, effective immediately. Mahoney will report to Honeywell’s Chairman and CEO Dave Cote.

          Mahoney succeeds Rob Gillette who is leaving Honeywell to become CEO of First Solar, Inc., a Tempe, Arizona-based manufacturer of solar modules.

           “Tim has more than 30 years of experience in the aerospace industry and is uniquely qualified to make a seamless transition to President and CEO of Honeywell Aerospace,” said Cote. “He has held leadership roles in sales, operations, information systems and engineering during his time at the company. As Chief Technology Officer, he helped to build Honeywell Aerospace’s global presence and leadership positions in mechanical and electronic products and services across commercial, defense and space applications. His extensive industry knowledge and operational experience will be critical to the continued growth of our Aerospace business.”

          Mahoney was most recently Chief Technology Officer (CTO) at Honeywell Aerospace with a $2 billion research and development budget and leading more than 10,000 engineers. In that capacity, Mahoney had global responsibilities for new product development and research, leading projects with key customers such as Airbus, Boeing and Gulfstream. Prior to being CTO, he was President during 2005 and 2006 of Honeywell’s $4 billion Air Transport and Regional business unit, serving the OEM, airline and aftermarket segments of commercial aviation. In that role, he significantly improved customer relationships and expanded operating margins. In 2004, he held the position of Vice

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Aerospace - Management Change - 2

President and General Manager of the company’s Aviation Aftermarket Services business and in 2003 he was Vice President and General Manager for the Enterprise Resource Planning (ERP) project. Earlier, he progressed through a number of general management and leadership positions within the Aerospace business. Mahoney joined Honeywell in 1997 after a 20-year career at United Technologies – Sikorsky Aircraft division’s Commercial Customer segment.

          “I appreciate Rob’s many contributions during his 13 years at Honeywell,” concluded Cote. “His successes as President and CEO of Honeywell Aerospace since 2005 and Transportation Systems from 2001-2004 helped to build on our great positions in good industries. I thank him for his leadership and wish him well in his new role.”

          In separate internal announcements, the company named Kevin Moriarty Vice President and CFO for Honeywell Aerospace, succeeding Bob Hau who has accepted the CFO role at Lennox International. Moriarty, who was previously Vice President and CFO of Honeywell Specialty Materials, will be replaced by Paul Vasington, who was Vice President and CFO for Honeywell Security and Data Collection. Bob Smith, Vice President, Advanced Technologies, will replace Mahoney as CTO of Honeywell Aerospace.

Based in Phoenix, Arizona, Honeywell’s aerospace business is a leading global provider of integrated avionics, engines, systems and service solutions for aircraft manufacturers, airlines, business and general aviation, military, space and airport operations.

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, and Chicago Stock Exchanges. For more news and information on Honeywell, please visit www.honeywellnow.com.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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